NYMT

NEW
YORK
MORTGAGE
TRUST

# Safe Harbor Statement – Private Securities Litigation Reform Act of 1995

**Forward Looking Information**

This presentation may include forward-looking statements. These forward-looking statements include comments with respect to our objectives and strategies, and the results of our operations and our business.

However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers of this presentation not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements.

Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. We caution that the foregoing list is not exhaustive.

When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events.

NYMT

NEW

YORK

MORTGAGE

TRUST

# Straightforward Corporate Structure


NYMT NEW YORK MORTGAGE TRUST
NTR: Real Estate Investment Trust
Mortgage Loans & Securitized Loan Portfolio
100% Owned
Prime ARM Loans
Held in Portfolio
Transferred at Cost
and Securitized
NYMC THE NEW YORK MORTGAGE COMPANY LLC
(Taxable REIT Subsidiary)
Originations
Non-Portfolio Loans Sold Servicing
Released; Cash Sales
3rd Party
Investors

# Advantage of Self Originated

| | Passive<br>100% RMBS | Self Originated<br>100% Loans |
|---|---|---|
| **Return** | | |
| Yield on Assets | 5.79% | 5.96% |
| Borrowing Costs | 5.23% | 5.23% |
| **Net Interest Spread** | **0.56%** | **0.73%** |
| Leverage | 12x | 12x |
| Leverage Return | 6.72% | 8.76% |
| Equity Yield | 5.79% | 5.96% |
| Gross Return | 12.51% | 14.72% |
| Less REIT G&A | 1.73% | 1.73% |
| **ROE** | **10.78%** | **12.99%** |

Data as of 3/23/06

NYMT NEW YORK MORTGAGE TRUST

# Geographic Diversity



Licensed / Authorized to Lend (44 states & DC)

As of March 31, 2006


NYMT
NEW
YORK
MORTGAGE
TRUST
Origination Growth v. Industry
375%
175%
-25%
3Q02
3Q03
3Q04
3Q05
NYMC
THE
NEW YORK
MORTGAGE
COMPANY
LLC
MORTGAGE
BANKERS
ASSOCIATION

# Portfolio Strategy


Self-Originated,
Low Cost Loans
Managed
Interest
Rate
Risk
ARM
Portfolio
High
Credit
Quality
ARMs

NYMT NEW YORK MORTGAGE TRUST

# High Credit Quality Portfolio


ARM Portfolio
Average FICO: 735
Average LTV: 69%
Average Loan: $496,000
Owner Occupied: 96%
Average Reserves: 105 mo. PITI
Interest Only: 74%
Highest Concentration: NY – 24%
Average Income: $276,000
Neg Am or Option ARMs: 0%

As of March 31, 2006


NYMT
NEW
YORK
MORTGAGE
TRUST
Management Ownership
20%
10%
0%
NTR
AHM
MHL
OPX
NLY
AHN
LUM
TMA
HMB
MFA
SFO
Source: Bloomberg
Date: 3/28/06

NYMT

NEW

YORK

MORTGAGE

TRUST